                                                                    Exhibit 99.1


                  INSTRUCTIONS FOR USE OF SMARTDISK CORPORATION
                            SUBSCRIPTION CERTIFICATES

      The following instructions relate to a rights offering (the "Rights Offering") by SmartDisk Corporation, a Delaware corporation (the "Company"), to the holders of its common stock, par value $.001 per share ("Common Stock"), as described in the Company's prospectus dated _________ __, 2003 (the "Prospectus"). Holders of record of Common Stock at the close of business on _________ __, 2003 (the "Record Date") will receive 1.25 non-transferable subscription rights (the "Subscription Rights") for each share of Common Stock held by them as of the close of business on the Record Date, rounded down to the nearest whole number. An aggregate of 22,238,463 Subscription Rights exercisable to purchase an aggregate of 22,238,463 shares of the Common Stock of the Company are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $0.32 (the "Subscription Price") in cash or by delivery of shares of the Company's Series A Redeemable Convertible Preferred Stock, which will be valued at $1.00 per share, to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Subscription Right also carries the right to subscribe at the Subscription Price for additional shares of Common Stock (the"Over-Subscription Privilege") to the extent available, and subject to proration. See "The Rights Offering" in the Prospectus.

      No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The number of Subscription Rights issued to each stockholder will be rounded down to the nearest full Subscription Right.

      The Subscription Rights will expire at 5:00 p.m., Eastern Standard Time, on _______ __, 2003 (as it may be extended, the "Expiration Date").

      The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

      YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, ON OR BEFORE THE EXPIRATION DATE. PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS OR DELIVERY OF CERTIFICATES OF SERIES A PREFERRED, FOR ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING OVER-SUBSCRIPTION SHARES, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND THE OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, SUCH EXERCISE MAY NOT BE REVOKED.

      1. SUBSCRIPTION PRIVILEGES. To exercise Subscription Rights, complete your Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made (i) in United States dollars by check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent; (ii) in United States dollars by wire transfer of immediately available funds to American Stock Transfer & Trust Company, as Subscription Agent; or (iii) by delivery of shares of the Company's Series A Redeemable Convertible Preferred Stock, which will be valued at $1.00 per share.

      2. ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order, or funds transferred through a wire transfer; or (c) receipt by the Subscription Agent of certificates representing that number of shares of the Company's Series A Redeemable Convertible Preferred Stock, which shall be valued at $1.00 per share, sufficient to equal the subscription price. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION

DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER, OR WIRE TRANSFER.

      3. PROCEDURES FOR GUARANTEED DELIVERY. You may cause a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to deliver to the Subscription Agent a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") on or prior to the Expiration Date. The Notice of Guaranteed Delivery must guaranty delivery of your properly completed and executed Subscription Certificate within three over-the-counter ("OTC") trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three OTC trading days of the date of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below. If the number of shares remaining after the exercise of all Basic Subscription Privileges is not sufficient to satisfy all Over-Subscription Privileges, holders will be allocated shares pro rata (subject to elimination of fractional shares), in proportion to the number of shares purchased by those over-subscribing shareholders through the Basic Subscription Privilege.

      4. CONTACTING THE SUBSCRIPTION AGENT. The addresses of the Subscription Agent are as follows:

                  By mail:             American Stock Transfer & Trust Company
                                       Attention: Rights Agent
                                       6201 Fifteenth Avenue, 3rd Floor
                                       Brooklyn, New York 11219

                  By hand or           American Stock Transfer & Trust Company
                  overnight courier:   Attention: Rights Agent
                                       59 Maiden Lane
                                       New York, New York 10038

      The Subscription Agent's telephone number is (718) 921-8200 and its facsimile number is (718) 234-5001.

      5. PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will, upon your request, issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive the new Subscription Certificate in sufficient time to permit exercise of the remaining Subscription Rights evidenced thereby. If you have not indicated the number of Subscription Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege and Over-Subscription Privilege, if applicable, with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment delivered by you. To the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Subscription Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

      6. DELIVERY OF STOCK CERTIFICATES, ETC. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the back of your Subscription Certificate.

      (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Subscription Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

      (b) OVER-SUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected and taking into account any delays or extensions in closing the over-subscription purchases, the Subscription Agent will mail to each Subscription Rights holder who validly exercises the Over-Subscription Privilege the number of shares allocated to such Subscription Rights holder pursuant to the Over-Subscription Privilege. See "The Rights Offering - Over-Subscription Privilege" in the Prospectus for an explanation of how over-subscription purchases will be allocated.

      (C) EXCESS PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder who exercises the Over-Subscription Privilege any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder pursuant to the Over-Subscription Privilege.

      7.    EXECUTION.

      (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

      (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

      (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Guarantor Institution if you wish your shares of Common Stock to be issued in a name other than that in which the Subscription Certificate was issued, or if you request that the shares be delivered to an address other than the address shown on the Subscription Certificate.

      8. METHOD OF DELIVERY. The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

      9. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SUBSCRIPTION RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Over-Subscription Privilege may be effected by instructing DTC to transfer Subscription Rights (such Subscription Rights, "Depository Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.


                                       3